Exhibit 5

[Letterhead of Blank Rome LLP]

December 20, 2006

Iconix Brand Group, Inc.
215 West 40th Street
New York, New York 10018

Gentlemen:

You have requested our opinion with respect to the offer and sale by certain selling stockholders pursuant to the Registration Statement on Form S-3 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed by Iconix Brand Group, Inc. (the “Company”) with the Securities and Exchange Commission, of 650,000 shares of the Company’s common stock, $.001 par value (the “Warrant Shares”) issuable upon exercise of warrants previously issued by the Company (the “Warrants”) to the selling stockholders named in the Registration Statement.

We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

Based upon the foregoing, it is our opinion that the Warrant Shares, when sold, paid for and issued as contemplated by the terms of the Warrants, will be validly issued, fully paid and non assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to our firm as your counsel in the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

Very truly yours, /s/ Blank Rome LLP BLANK ROME LLP